1 Exhibit 4.50 Amendment No. 2 to the Storage Contract No. 2011-10 dated 30-09-2011 Between Euro Tank Terminal B.V. And Vitol S.A.

2 THIS AMENDMENT AGREEMENT NO. 2 is made on this 9th day November of 2015 BETWEEN 1. Euro Tank Terminal B.V., a company incorporated under the laws of the Netherlands with a registered office at PO Box 1000, 3180 AA Rozenburg, The Netherlands (“the Company”); and AND 2. Vitol S.A., a company incorporated under the laws of Switzerland with a registered office at 28 Boulevard du Pont d’Arve 28, 1205 Geneva, Switzerland(“the Client”) together “the Parties” and individually “the Party”. WHEREAS (A) The Company and Client are parties to a Storage Contract No. 2011-10 dated 30-09-2011 (“Storage Contract”). (B) The Company and Client have further entered into Amendment Agreement dated 22nd January 2015 (no. 1); (C) For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Client now wish to further amend the Storage Contract in accordance with this Amendment Agreement No. 2. NOW THEREFORE it is agreed as follows: 1. The Company and the Client agree to extend the duration from 31 March 2017 to 30 September 2019. 2. The Company and Client further agree to rectify the Contractual Capacity as set forth in Clause 7 of the Storage Contract from 128,000 cbm to 108,000 cbm. 3. Save to the extent as amended by this Amendment Agreement No. 2, all terms and conditions of the Storage Contract shall remain in full force and effect. This Amendment Agreement No. 2 may be executed in counterparts. 4. Clauses 23 and 24 of the Storage Contract shall apply mutatis mutandis to this Amendment Agreement No. 2 as if references therein to the Storage Contract were to this Amendment Agreement No. 2. 5. Capitalised terms not otherwise defined in this Amendment Agreement No. 2 have the same meaning as in the Storage Contract.

3 IN WITNESS WHEREOF the Client and the Company have caused this Amendment Agreement No. 2 to be executed by their duly authorized representatives, as of the date first above written. Eurotank Tank Terminal B.V. /s/ Jack de Moel Name: Jack de Moel Position: Director Date: 09 November 2015 Place: Rotterdam Vitol S.A. /s/ David Fransen Name: David Fransen Position: Managing Director Date: 09 November 2015 Place: Geneva